Exhibit 23.2

Consent of PricewaterhouseCoopers Ltda.

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated July 15, 2011 relating to the consolidated financial statements as of December 31, 2010 and for the year in the period ended December 31, 2010, which appear in Ecopetrol S.A.’s Annual Report on Form 20-F, for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers Ltda.

Bogotá, Colombia
July 26, 2013